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EX99.906CERT

                                  CERTIFICATION
                             Pursuant to Section 906
                        of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of the State Farm Associates' Funds Trust (the "Registrant"), hereby certifies, to such officer's knowledge, that:

     1. The Registrant's report on Form N-CSR filed with the Securities and Exchange Commission for the period ended May 31, 2003 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: July 30, 2003

/s/ Edward B. Rust, Jr.
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Edward B. Rust, Jr.
President

/s/ Michael L. Tipsord
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Michael L. Tipsord
Senior Vice President and Treasurer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Registrant and will be retained by Registrant and furnished to the Securities and Exchange Commission or its staff upon request.